CERTIFICATE OF INC, (PROFIT)

SUPPORTINGSMALLBUSINESS INC.

0400680210

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey state law on 08/13/2014 and was assigned identification number 0400680210. Following are the articles that constitute its original certificate.

1. Name:
SUPPORTINGSMALLBUSINESS INC.

2. Registered Agent:
NJ SEHGAL & ASSOCIATES INC

3. Registered Office:
108 CHESTNUT STREET SUITE 204
ROSELLE, NJ 07203

4. Business Purpose:
SMALL BUSINESS SUPPORT SERVICES

5. Stock:
100000000

6. First Board of Directors:

ANSHUMAN SEHGAL
79 FOREST DRIVE
PISCATAWAY, NJ 08854

GEORGE SPARSIS
108 CHESTNUT STREET SUITE 204
ROSELLE, NJ 07203

GEOFF WONG
108 CHESTNUT STREET SUITE 204
ROSELLE, NJ 07203

7. Incorporators:

ANSHUMAN SEHGAL
79 FOREST DRIVE
PISCATAWAY, NJ 08854

GEORGE SPARSIS
108 CHESTNUT STREET SUITE 204
ROSELLE, NJ 07203

GEOFF WONG
108 CHESTNUT STREET SUITE 204
ROSELLE, NJ 07203

8. Main Business Address:
108 CHESTNUT STREET SUITE 204
ROSELLE, NJ 07203

NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC, (PROFIT)

SUPPORTINGSMALLBUSINESS INC.

0400680210

9. Additional Articles/Provisions:

1 TOTAL AUTHORIZED SHARES: 100,000,000
TOTAL ISSUED SHARES: 1,000,000
GEORGE SPARSIS: 965,000 SHARES
GEOFF WONG: 25,000 SHARES
ANSHUMAN SEHGAL: 10,000 SHARES

Signatures:

ANSHUMAN SEHGAL
GEORGE SPARSIS
GEOFF WONG

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 13th day of August, 2014

Andrew P Sidamon-Eristoff
State Treasurer

Certification# 133199404

Verify this certificate at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp